Exhibit 10.3

EXECUTION COPY

AMENDMENT NUMBER ONE

TO THE

UPS SAVINGS PLAN

AMENDMENT AND RESTATEMENT

EFFECTIVE AS OF DECEMBER 31, 2008

WHEREAS, United Parcel Service of America, Inc. (the “Company”) and its affiliated corporations maintain the UPS Savings Plan (the “Plan”) amended and restated effective as of December 31, 2008;

WHEREAS, the Board of Directors of the Company reserved the right in Section 14.1 of the Plan to amend, modify or change the Plan from time to time; and

WHEREAS, this amendment to the Plan is adopted to suspend the SavingsPLUS Contribution effective for pre-tax contributions and Roth contributions made after January 31, 2009.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors of United Parcel Service of America, Inc. by Section 14.1 of the UPS Savings Plan, such plan is hereby amended, effective January 31, 2009, by amending Section 4.1, SavingsPLUS Contribution, to insert a new paragraph (e) at the end of such Section, as follows:

(e) Suspension of SavingsPLUS Contributions. Effective January 31, 2009, the SavingsPLUS Contribution is suspended indefinitely. There shall be No SavingsPLUS Contribution made with respect to Pre-Tax Contributions made after January 31, 2009 and the SavingsPLUS Contribution made with respect to Pre-Tax Contributions made before February 1, 2009 shall not be based on Eligible Compensation paid on or after February 1, 2009. No SavingsPLUS Contribution will be made with respect to Catch-up Contributions recharacterized as Pre-Tax Contributions for Plan Years following 2008. The SavingsPLUS Contribution attributable to Pre-Tax Contributions made on or after January 1, 2009 and prior to February 1, 2009 shall be made to the Plan in accordance with Section 4.3.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action taken by its Board of Directors has caused this Amendment Number One to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.
/s/ Teri P. McClure	/s/ D. Scott Davis
Teri P. McClure	Scott Davis
Secretary	Chairman

Date: January 26, 2009	Date: January 26, 2009

Execution Copy

AMENDMENT NUMBER TWO

TO THE

UPS SAVINGS PLAN

AMENDMENT AND RESTATEMENT

EFFECTIVE AS OF DECEMBER 31, 2008

WHEREAS, United Parcel Service of America, Inc. (the “Company”) and its affiliated corporations maintain the UPS Savings Plan (the “Plan”) amended and restated effective as of December 31, 2008;

WHEREAS, the Board of Directors of the Company reserved the right in Section 14.1 of the Plan to amend, modify or change the Plan from time to time;

WHEREAS, the Plan was amended and restated effective December 31, 2008 to merge the UPS Qualified Stock Ownership Plan (“QSOP”) into the Plan and provide for other general Plan revisions; and

WHEREAS, the Board of Directors of United Parcel Service of America, Inc. desires to further amend the Plan to (i) clarify the hierarchy of investment options when distribution are made from the Plan, (ii) clarify that periodic installment payments, hardship loans and hardship withdrawals are not available from either the UPS Stock Fund or the Self-Managed Account, (iii) clarify the procedures for account distribution and deferral after termination of employment (iv) add a hardship withdrawal option due to federal tax levy, (v) revise several provisions in anticipation of a favorable determination letter application, and (vi) revise several provisions for changes in Puerto Rico law.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors of United Parcel Service of America, Inc. by Section 14.1 of the UPS Savings Plan (“Plan”), the Plan is hereby amended as follows:

1. Section 1.19, Eligible Compensation, is hereby amended, effective January 1, 2009, to insert a new paragraph at the end of such Section, as follows:

Effective January 1, 2009, a Participant receiving a differential wage payment (as described in Section 414(u)(12) of the Code) shall be treated as an employee of the Employer making the differential wage payment for purposes of this Plan and the differential wage payment shall be treated as Eligible Compensation.

2. Section 1.30, Fair Market Value, is hereby amended, effective November 9, 2009, to read as follows:

Section 1.30 Fair Market Value - means:

(a) for any asset other than UPS Stock, the fair market value of that asset as determined by the Trustee holding the asset,

(b) For UPS Stock

(1) For any purpose other than determining the value of UPS Stock upon liquidation, the fair market value of a share of the Class B common stock of United Parcel Service, Inc. (“Class B Stock”), as determined in accordance with the following provisions:

(i) if shares of Class B Stock are listed on any established stock exchange or a national market system, the reported closing price for a share of Class B Stock as reported by such stock exchange or national market system with respect to its normal trading session or such other source as the Board deems reliable; or

(ii) if shares of Class B Stock are not listed on any established stock exchange or a national market system, the fair market value of a share of Class B Stock as determined by the Board in its sole and absolute discretion.

(2) For purposes of determining the value of UPS Stock upon liquidation on any trading day,

(i) If the UPS Stock is liquidated at a time when shares of Class B Stock are listed on any established stock exchange or a national market system, the average sales price of the UPS Stock sold by the Plan on that day; or

(ii) If the UPS Stock is liquidated at a time when shares of Class B Stock are not listed on any established stock exchange or a national market system, the fair market value of a share of Class B Stock as determined by the Board in its sole and absolute discretion.

3. Section 3.1(d), Puerto Rico, is hereby amended, effective January 1, 2009, to read as follows:

(d) Puerto Rico. Subject to the rules and limitations in this Section 3.1(d) and in Article 5, except as otherwise provided, each Participant who is an Eligible Employee and who is treated by an Employer as a Puerto Rico tax resident (“Puerto Rico Employee”) may make the following contributions:

(1) Pre-Tax Contributions through authorizing the pre-tax payroll deduction of:

(i) from 1% to 35% (in 1% increments) of his or her Puerto Rico Eligible Compensation for each pay period;

(ii) 1% to 100%, in 1% increments, of his or her half month bonus;

(iii) 1% to 100%, in 1% increments, of his or her discretionary days pay off.

Notwithstanding the forgoing, effective January 1, 2008, a Puerto Rico Participant may not contribute Pre-Tax Contributions under this

Section 3.1(d)(1) in excess of the following (as adjusted by Puerto Rico law):

Plan Year	Contribution Limit
2008	$8,000
2009 and 2010	$9,000
2011 and 2012	$10,000
2013 and beyond	$12,000

(2) Effective August 22, 2007, each Puerto Rico Participant who will attain age 50 or older before the close of the Plan Year shall be eligible to make Catch-Up Contributions in 1% increments from 1% to 10% of his or her Puerto Rico Eligible Compensation in accordance with, and subject to the limitations of Puerto Rico law. Catch-Up Contributions shall be treated as Pre-Tax Contributions for purposes of Sections 3.5, 3.6, 3.7, 6.2 and Article VII. Catch-Up Contributions shall be credited to a Puerto Rico Participant’s Pre-Tax Contribution Account unless the Committee determines that such contributions (and investment gains or losses on such contributions) should be credited to a separate subaccount.

(3) Each Puerto Rico Employee who has an Employment Commencement Date, Reemployment Commencement Date, or otherwise becomes eligible to participate or resumes eligibility to participate on or after January 1, 2008, shall be subject to the deemed Pre-Tax Contribution election provisions of Section 3.1(b), Deemed Election based on his or her Puerto Rico Eligible Compensation.

An election under this Section 3.1 must be made via VRU or in accordance with such other procedures prescribed by the Committee or its designee. A Participant may make an election to begin making Pre-Tax Contributions on any business day that coincides with or follows the date he or she becomes a Participant. A Participant’s initial payroll deduction contribution election will be effective for the first pay period beginning after his or her election is processed and will continue while the Participant is an Eligible Employee until the Participant changes his or her election in accordance with Section 3.4 or suspends his or her contributions in accordance with Section 3.5.

The Committee has the right at any time unilaterally to reduce prospectively the amount or percentage of Pre-Tax Contributions elected by any Participant who is a Highly Compensated Employee or by all Highly Compensated Employees as a group if it determines that reduction is appropriate in light of the limitations under Section 5.4.

4. Section 4.1(a)(1)(iii) is hereby amended, effective December 31, 2008, to read as follows:

(iii) For each Employer Company listed in Appendix 4.1(a)(1)(C),

(A) For each Participant with an Employment Commencement Date prior to January 1, 2008, 100% of his or her Pre-Tax Contributions that do not exceed 3% of his or her Eligible Compensation for such Plan Year, and

(B) For each Participant with an Employment Commencement Date or Reemployment Commencement Date on or after January 1, 2008 or who is transferred from ineligible to Eligible Employee status on or after January 1, 2008, 100% of his or her Pre-Tax Contributions that do not exceed 3  1/2% of his or her Eligible Compensation for such Plan Year;

5. Section 4.1(a)(1)(v) is hereby amended, effective December 31, 2008, to read as follows:

(v) For each Employer Company listed in Appendix 4.1(a)(1)(E),

(A) For each Participant with an Employment Commencement Date prior to January 1, 2008, 50% of his or her Pre-Tax Contributions that do not exceed 7% of his or her Eligible Compensation for such Plan Year, and

(B) For each Participant with an Employment Commencement Date or Reemployment Commencement Date on or after January 1, 2008 or is transferred from ineligible to Eligible Employee status on or after January 1, 2008, 100% of his or her Pre-Tax Contributions that do not exceed 3  1/2% of his or her Eligible Compensation for such Plan Year;

6. Section 5.4(d)(1), Refund of Excess Contributions, is hereby amended, effective January 1, 2009, to read as follows:

(1) Refund of Excess Contributions. Excess Contributions (adjusted for investment gain or loss) will be refunded no later than the last day of the immediately following Plan Year to Highly Compensated Employees on whose behalf the Excess Contributions were made. Refunds will be made on the basis of the amount of Pre-Tax Contributions for such Plan Year starting with the Highly Compensated Employee with the greatest dollar amount of Pre-Tax Contributions, first from his or her unmatched Pre-Tax Contributions and thereafter from his or her Pre-Tax Contributions that are matched, and such refunds will be made first pro-rata from Investment Options other than the UPS Stock Fund and then, if necessary, from the UPS Stock Fund. The Excess Contributions that would otherwise be refunded will be reduced (in accordance with the Code § 401(k) regulations) by any refund made to the Highly Compensated Employee under Section 5.3. In the case of a Highly Compensated Employee who is an eligible employee in more than one plan of an Affiliate to which elective contributions are made, the amount of the Excess Contributions refunded to the Highly Compensated Employee for any Plan Year must not exceed the amount of his or her Pre-Tax Contributions actually contributed to the Plan for the Plan Year.

7. The second sentence of Sections 5.4(d)(2) and 5.5(d)(2), both entitled Determination of Investment Gain or Loss, are hereby amended, effective January 1, 2006, by deleting the phrase “effective only for the 2006 Plan Year” and inserting in its place the phrase “effective only for the 2006 and 2007 Plan Years”.

8. Section 5.5(d)(1), Distribution or Forfeiture of Excess Aggregate Contributions, is hereby amended, effective January 1, 2009, to read as follows:

(1) Distribution or Forfeiture of Excess Aggregate Contributions.

Notwithstanding any other provision of this Plan, Excess Aggregate Contributions made for any Plan Year (adjusted for investment gains and losses) will be distributed from the Accounts of Highly Compensated Employees no later than the last day of the immediately following Plan Year.

The Excess Aggregate Contributions will be distributed on behalf of each Highly Compensated Employee, starting with the Highly Compensated Employee who has the largest sum of those contributions and ending when the Excess Aggregate Contributions are distributed. The Excess Aggregate Contributions will first be reduced by distributing After-Tax Contributions and then by distributing SavingsPLUS Contributions and such distributions will be made first pro-rata from Investment Options other than the UPS Stock Fund and then, if necessary, from the UPS Stock Fund.

In the case of a Highly Compensated Employee who is an eligible employee in more than one plan of an Affiliate to which employee and matching contributions are made, the amount of the Excess Aggregate Contributions refunded to the Highly Compensated Employee for any Plan Year must not exceed the amount of his or her After-Tax Contributions and SavingsPLUS Contributions actually contributed to the Plan for the Plan Year.

9. Section 5.5(c)(1) is hereby amended, effective January 1, 2002, to read as follows:

(1) For Plan Years beginning on or after January 1, 2002, the multiple use test described in Treas. Reg. 1.401(m)-2 and Section 5.5(c)(2) below shall not apply.

10. The first paragraph of Section 7.2(a), Investment Election, and Section 7.3, Investment Allocation of Future Contributions, are hereby amended, by inserting the following sentence at the end of such paragraph and Section:

Notwithstanding the forgoing, contributions may not be invested directly in the Self-Managed Account; however, a Participant may direct the transfer of contributions and other amounts invested in another Investment Option into the Self-Managed Account pursuant to Section 7.4.

11. Section 7.4, Transfer of Account Balances Between Investment Options, is hereby amended, effective November 9, 2009, to read as follows:

Section 7.4 Transfer of Account Balances Between Investment Options.

(a) General. Each Participant may elect to transfer the balances in his or her Account among the Investment Options at any time. Such election shall be made via the VRU, or in accordance with such other procedures as shall be prescribed by the Committee or its designee from time to time, and shall be effective as soon as practicable following receipt thereof, subject to limitations, if any, of the investment vehicles selected. If a transfer authorization does not result in the allocation of one hundred percent (100%) of the Participant’s Account or if it is incorrect in any other respect, the transfer authorization will not be processed by the Committee or its designee and the prior investment allocation will continue in effect. Notwithstanding anything to the contrary in this subparagraph, amounts credited to any subaccount must remain credited to that subaccount until distribution from the Plan, unless the Committee determines that such contributions (and investment gains or losses on such contributions) should be credited to a different subaccount.

(b) Self-Managed Account Transfers. A Participant’s initial transfer into the Self-Managed Account must equal or exceed $2,500. Any subsequent transfer into the Self-Managed Account must equal or exceed $1,000. A transfer to the Self-Managed Account shall be permitted only if a Participant has $500 or more invested in Investment Options, other than the Self-Managed Account, immediately following such transfer. A Participant may not transfer any portion of the Roth Contribution Account into a Self-Managed Account.

12. Section 7.10, Voting and Tender Rights of UPS Shares, is hereby amended, effective December 31, 2008, to delete the phrase “Section 7.1(b)(4)” and replace it with the phrase “Section 7.1(b)(3)”.

13. Sections 9.2 through Section 9.4 are hereby amended, effective December 31, 2008, to read as follows:

Section 9.2 Request for Distribution upon Severance from Employment. A Participant who has a Severance from Employment may request a distribution of his or her Account in one of the distribution forms described in Section 9.5. Following such request, payment of the Account will begin as soon as practicable (but, generally, no earlier than thirty (30) days) after his or her request for payment.

Unless the Participant otherwise elects or the Participant’s consent is not required under this Section 9.2, payment of a Participant’s Account will be made no later than the sixtieth (60 th) day after the close of the Plan Year in which the latest of the following events occurs:

(a) the date on which the Participant attains age sixty-two (62), which is the normal retirement age under the Plan; or

(b) the Participant has a Severance from Employment.

A Participant’s consent to distribution is not required if the value of his or her Account is less than $1,000, and a cash lump sum distribution will automatically be made to such a Participant as soon as practicable following his or her Severance from Employment, without his or her consent.

Section 9.3 Automatic Deferral of Payment. A Participant who does not request a distribution of his or her Account under Section 9.2 (other than a Participant whose consent is not required) will be deemed to have elected to defer payment of his or her Account (which deemed election will be in lieu of a written election that conforms to the requirements of Code § 401(a)(14) and regulations promulgated thereunder) until the earlier of:

(a) the date of such Participant’s death, or

(b) the later of (1) the date such Participant attains age seventy and one-half (70 1/2) or (2) his or her Severance from Employment.

Such date is referred to as the “Latest Deferral Date”.

If the Latest Deferral Date occurs prior to January 1, 2010, any amount remaining in the Account on the Latest Deferral Date (including amounts invested in the Self-Managed Account and the UPS Stock Fund) shall be paid in a cash lump sum as soon as administratively practicable following the Latest Deferral Date.

If the Latest Deferral Date occurs on or after January 1, 2010 as a result of the Participant’s death, any amount remaining in the Account on such date (including amounts invested in the Self-Managed Account and the UPS Stock Fund) shall be paid in a cash lump sum as soon as administratively practicable following such date.

If the Latest Deferral Date occurs on or after January 1, 2010, for a reason other than the Participant’s death and the Participant has not received a distribution from the Plan that will satisfy the requirements of Code § 401(a)(9) for such year, a minimum distribution that conforms to Section 9.4 shall automatically be made from the Plan.

Section 9.4 Required Beginning Date under Code § 401(a)(9).

Notwithstanding any contrary Plan provision, for Plan Years beginning on or after January 1, 1997 a Participant’s Account will be paid to him or her no later than April 1 of the calendar year following (a) the calendar year in which he or she reaches age seventy and one-half (70 1/2) or (b) if later, for a Participant who is not a five percent (5%) owner (as defined in Code § 416), the calendar year in which he or she has a Severance from Employment.

Effective January 1, 2003, distributions under Article IX shall conform to the minimum distribution requirements of Code § 401(a)(9) in accordance with Appendix 9.4 to the Plan and the Code § 401(a)(9) Regulations that were published in the Federal Register on April 17, 2002. However, the provisions of Appendix 9.4 shall not be interpreted to defer a payment that would otherwise be made under Article IX or to permit installment distributions that would not be permissible under Section 9.5(b).

Effective January 1, 2010, distributions under Article IX shall conform to the minimum distribution requirements of Code § 401(a)(9) in accordance with Appendix 9.4. The distribution required by Code § 401(a)(9) may, at the election of the Participant or Beneficiary, be the minimum distribution required by Code § 401(a)(9). If a Participant or Beneficiary is required to receive a minimum distribution for a Plan Year but such Participant or Beneficiary does not provide the information required to determine the exact amount of such distribution, the

Committee will establish procedures for completing distributions required by Code § 401(a)(9).

14. Section 9.5(b), Special Installment Option, is hereby amended, effective December 31, 2008, to read as follows:

(b) Special Installment Option. A Participant who has a Severance from Employment shall be eligible to receive all or a portion of his or her Account in the form of a monthly installment distribution only if (1) he or she has at the time monthly installment payments commence at least twenty-thousand dollars ($20,000) credited to his or her Account, excluding any amounts that are invested in a Self-Managed Account or the UPS Stock Fund and (2) has an account established at a financial institution that can accept wire transfers of monthly installment payments. A Participant shall select in accordance with procedures prescribed by the Committee or its designee the number of monthly installment payments that he or she wants to receive; provided, however, a Participant must select a minimum of twelve (12) monthly installment payments and each monthly installment payment must be at least fifty dollars ($50). Each monthly installment payment shall be equal to the balance credited to the Participant’s Account (excluding any amounts which are invested in a Self-Managed Account or the UPS Stock Fund) as of the last business day of the month prior to the date of payment divided by the number of then remaining installment payments. Only the spouse of a Participant may, as Beneficiary, elect to continue to receive monthly installment payments following the death of the Participant; any other Beneficiary shall receive the balance of the Participant’s Account in a lump sum payment in accordance with Section 9.6(d).

Notwithstanding any other provision, (i) if the amount of a monthly installment becomes less than fifty dollars ($50), installment payments will cease immediately and no further payments will be made from the Account until the Participant (or a deceased Participant’s spouse) requests a lump sum distribution and (ii) any balance remaining in a Participant’s Account upon his or her seventieth (70th) birthday shall be paid out in a cash lump sum in accordance with Section 9.3.

A Participant (or spouse of a deceased Participant) who begins receiving installment payments may elect to terminate such installments at any time, and make a new election of monthly installments at any time, provided the requirements of this Section 9.5(b) are independently satisfied with respect to each such new election.

Prior to January 1, 2007, monthly installment distributions were available if, in addition to (1) and (2) above, the Participant had a Severance from Employment on or after attaining age fifty-five (55) and completing at least ten (10) years of service (as described in Section 1.39), from his or her Employment Commencement Date or most recent Reemployment Commencement Date with such employer.

15. Section 9.5, Distribution Form, is hereby amended, effective December 31, 2008, by inserting a new Section 9.5(c), Source of Distribution, at the end of such Section, to read as follows:

(c) Source of Distribution. Distributions shall be made in accordance with procedures established by the Committee and, unless otherwise requested by the Participant, shall be made first from that portion of his or her Account other than the Self-Managed Account or the UPS Stock Fund, second from the UPS Stock Fund and third from the Self-Managed Account.

16. Section 9.8(c), Hardship Withdrawals, is hereby amended, effective January 1, 2010, to read as follows:

(c) Hardship Withdrawals. Prior to age fifty-nine and one-half (59  1/2), a Participant may withdraw any portion of his or her Pre-Tax Contribution Account or, if applicable, any subaccount for pre-tax contributions under a Merged Account (other than earnings on the Pre-Tax Contributions or pre-tax contributions under a Merged Plan held in the respective subaccount) in the event of financial hardship and a hardship withdrawal will be granted if, and to the extent that, the Committee determines that the withdrawal is “necessary” to satisfy an “immediate and heavy financial need” as determined in accordance with this Section 9.8(c). Amounts invested in the UPS Stock Fund shall not be available for hardship withdrawal.

(1) Financial Need. An “immediate and heavy financial need” means one or more of the following:

(i) expenses for unreimbursed medical care described in Code § 213(d) incurred by the Participant, the Participant’s spouse or dependents (as defined in Code § 152, without regard to Code §§ 152(b)(1), 152(b)(2) and 152(d)(1)(B)) and amounts necessary for those individuals to obtain the medical care,

(ii) the purchase of a principal residence for the Participant (excluding mortgage payments),

(iii) the payment of tuition and related educational fees, including room and board, for the next twelve (12) months of post secondary education for the Participant or the Participant’s spouse, children or dependents (as defined in Code § 152, without regard to Code §§ 152(b)(1), 152(b)(2) and 152(d)(1)(B)),

(iv) the prevention of the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant’s principal residence,

(v) payment for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code § 152, without regard to Code § 152(d)(1)(B)),

(vi) expenses for the repair or damage to the Participant’s principal residence that qualify for the casualty deduction under Code § 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income), or

(vii) the satisfaction of a federal tax levy on the Account of the Participant under the Plan pursuant to Code § 6331.

(2) Withdrawal Necessary to Satisfy Need. A hardship withdrawal will be deemed to be “necessary” to satisfy a financial need only if both of the following conditions are satisfied:

(i) The withdrawal will not exceed the amount of the need and any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

(ii) The Participant has obtained all distributions and withdrawals (other than hardship withdrawals) from any employee stock ownership plan under Code § 404(k), and all nontaxable loans currently available from all plans maintained by the Affiliates. However, a Participant will not be required to obtain a loan if the effect of the loan would be to increase the amount of the need.

(3) Suspension of Contributions and Adjusted Limits. If any portion of the hardship withdrawal comes from the Participant’s Pre-Tax Contribution Account, the following restrictions apply to the extent applicable:

(i) For the six (6) month period following the date of the withdrawal, the Participant cannot make any Pre Tax Contributions or After Tax Contributions under this Plan or elective deferrals or employee contributions under any other plans maintained by the Employer and any of its Affiliates. For this purpose, “other plans” means all qualified and nonqualified plans of deferred compensation, including a stock option, stock purchase or other similar plan, but excluding a health or welfare benefit plan (even if it is part of a cafeteria plan described in Code § 125). With respect to a hardship withdrawal made before January 1, 2003, this provision shall be applied by substituting “12-month period” for “6-month period.”

(ii) For hardship withdrawals made before January 1, 2003, for the calendar year immediately following the calendar year in which the withdrawal occurs, the Participant’s Pre Tax Contributions under this Plan and elective deferrals under all other plans maintained by the Affiliates cannot exceed the dollar limitation under Code § 402(g) for that calendar year (as described in Section 5.3) reduced by the amount of the Participant’s Pre Tax

Contributions and elective deferrals under those other plans for the calendar year in which the withdrawal occurs.

(4) Procedures. Any hardship withdrawal election must describe in detail the nature of the hardship and the amount needed as a result of the hardship and must include any additional information that the Committee requests consistent with this Section 9.8(c), including but not limited to, personal financial records.

(5) Special Rules related to Federal Tax Levy Hardship Withdrawals. Notwithstanding any other contrary provision of this § 9.8, the following special rules shall apply only to a federal tax levy hardship withdrawal described in § 9.8(c)(1)(vii):

(i) either the Participant, the Internal Revenue Service or an individual with authority to act on behalf of the Internal Revenue Service may request such a withdrawal at any time (including anytime after the Participant reaches age fifty-nine and one-half (59  1/2),

(ii) in addition to the Pre-Tax Contribution Account available under the first paragraph of this Section 9.8, the request may also apply to all, or any portion, of a Participant’s After-Tax Contribution Account, Rollover Contribution Account and SavingsPLUS Account (including the Self-Managed Account and the UPS Stock Fund),

(iii) the hardship distribution shall be made directly to the U. S. Treasury or other entity specifically identified in the federal tax levy.

Finally, the hardship withdrawal rules in this Section 9.8(c)(1)(i) through (vi) are intended to satisfy the safe harbor requirements in the Code § 401(k) regulations, and the Committee has the power to implement written procedures to modify these rules and to adopt additional rules to the extent permissible under those regulations.

17. Section 9.13, Eligible Rollover Distribution, is hereby amended, effective January 1, 2008, to read as follows:

Section 9.13 Eligible Rollover Distribution.

(a) General. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a Distributee’s election under this Section 9.13, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution of two hundred dollars ($200) or more transferred to an Eligible Retirement Plan or to an individual retirement plan described in Code § 408A (a “Roth IRA”) specified by the Distributee in a Direct Rollover.

(b) Definitions.

(1) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary, or for a specified period of ten (10) years or more;

(ii) any distribution to the extent that distribution is required under Code § 401(a)(9);

(iii) any distribution of Pre-Tax Contributions or pre-tax contributions under a Merged Account pursuant to Section 9.8(c) on account of hardship; and

(iv) effective for distributions made before January 1, 2002, the portion of any distribution that is not includible in gross income.

Effective for distributions made after December 31, 2001, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion which consists of after-tax contributions may be paid only to an individual retirement annuity described in Code § 408(a) or Code § 408(b), to a Roth IRA or to a qualified defined contribution plan described in Code § 401(a) or 403(a) or an annuity contract described in Code § 403(b) that agrees to account separately for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such portion which is not so includible.

Effective for Plan Years beginning on or after January 1, 2007, after-tax employee contributions may be paid to an annuity contract described in Code § 403(b) that agrees to account separately for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such portion which is not so includible.

(2) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), an annuity plan described in Code § 403(a), a qualified trust described in Code § 401(a) and, effective for distributions made after December 31, 2001, an annuity contract described in Code § 403(b) or an eligible plan under Code §

457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan in order to be an Eligible Retirement Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p).

(3) Distributee. A Distributee includes the Participant, the Participant’s surviving spouse and the Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p).

(4) Direct Rollover. A Direct Rollover is a payment by this Plan to the Eligible Retirement Plan specified by the Distributee.

(5) Additional Limitations. Notwithstanding the foregoing,

(i) if the Distributee elects to have his or her Eligible Rollover Distribution paid in part to him or her and paid in part as a Direct Rollover, the Direct Rollover must be in an amount of two hundred dollars ($200) or more; and

(ii) a Direct Rollover to more than one Eligible Retirement Plan will not be permitted.

(6) Nonspouse Beneficiary Direct Rollover. Effective January 1, 2007, a Beneficiary who is not (i) the Participant’s surviving spouse or (ii) the Participant’s spouse or former spouse designated as an alternate payee under a qualified domestic relations order, as defined in Code § 414(p), may elect, at the time and in the manner prescribed by the Committee to have any portion of his or her distribution from the Plan paid in a direct trustee-to-trustee transfer to an individual retirement account described in Code § 408(a) or an individual retirement annuity described in Code § 408(b), or effective January 1, 2008, a Roth IRA, each of which is established for the purpose of receiving such distribution on behalf of such Beneficiary and is treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code § 408(d)(3)(C)) for purposes of Code § 402(c)(11) (each, an “Inherited IRA”). The minimum distribution rules of Code § 401(a)(9) as described in Section 9.4 shall apply for purposes of determining the amount of the distribution that may be transferred to the Inherited IRA.

18. The first sentence of Section 10.1(a), Hardship Loans, is hereby amended, effective December 31, 2008, to read as follows:

Hardship loans from a person’s Account under this Plan are available in accordance with this Section 10.1; provided, however, that the portion of a person’s Account allocated to his or her SavingsPLUS Account, Roth

Contributions Account or invested in the Self-Managed Account or UPS Stock Fund shall not be available for hardship loans.

19. Section 10.1(c)(3)(i) is hereby amended, effective December 31, 2008, to read as follows:

(i) Fifty percent (50%) of that person’s vested portion of his or her Account (excluding any amounts in such person’s SavingsPLUS Account, Roth Contribution Account, Self-Managed Account, UPS Stock Fund and subject to any special consent requirements under Appendix 14.3) at the time the loan is made, or:

20. Section 10.1(c)(6)(i) is hereby amended, effective December 31, 2008, to read as follows:

(i) Any loan made to a Participant or Beneficiary under this Section 10.1 shall be secured by an amount equal to the lesser of (A) the outstanding principal and interest due under such loan or (B) fifty percent (50%) of his or her total vested interest in his or her Account (excluding any amounts in such person’s SavingsPLUS Account or Roth Contribution Account).

21. Article XII, Expenses, is hereby amended, to read as follows:

All reasonable and proper expenses of the Plan and the Trust Funds (within the meaning of ERISA § 403(c)(1) and § 404(a)(1)(A)), including (1) the compensation of each Investment Manager and the Trustees, (2) the expenses related to the Plan’s administration and (3) any taxes that may be levied or assessed against the Trustees on account of the Trust Funds will be paid from the Trust Funds, unless the payment of the expense would constitute a “prohibited transaction” within the meaning of ERISA § 406 or Code § 4975. Charges for processing distributions, rollovers and loans (“Distribution Expenses”) will be allocated directly to the Account of each Participant or Beneficiary who has requested a distribution, rollover or loan. The charges for Distribution Expenses shall be established by the Committee from time to time and may vary depending on the type of distribution, rollover or loan requested by the Participant or Beneficiary. All expenses (other than Distribution Expenses) shall be paid from forfeitures or to the extent forfeitures are insufficient, shall be allocated among all of the Accounts on a per capita basis. The Employer Companies, however, will have the right to pay all or any part of any expenses and to be reimbursed from the Trust Funds for any expenses paid by them that are properly payable from the Trust Funds. Any expenses that cannot be paid from the Trust Funds will be paid by the Employer Companies.

22. Section 15.9, USERRA, is hereby amended, effective January 1, 2007, by inserting a new paragraph at the end of such Section to read as follows:

Effective January 1, 2007, in the case of a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code), his or her Beneficiary shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action taken by its Board of Directors has caused this Amendment Number Two to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ Teri P. McClure	/s/ D. Scott Davis
Teri P. McClure	Scott Davis
Secretary	Chairman

Date: December 18, 2009	Date: December 18, 2009